EXHIBIT 5.1

November 8, 2012

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Ladies and Gentlemen:

We have acted as counsel to Array BioPharma Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement filed on Form S-3 pursuant to Rule 462(b) (the “Registration Statement”) of the Securities Act of 1933, as amended (the “Securities Act”) relating to the sale from time to time of up to $18,040,000 in aggregate initial offering price of shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-172162) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), on November 23, 2012 and declared effective by the Commission on January 13, 2012, together with the prospectus that forms a part thereof, as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prior Registration Statement, the Company’s certificate of incorporation and bylaws, as currently in effect, resolutions of the Board of Directors of the Company adopted [at a meeting held on October 24, 2012] relating to the Registration Statement, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof (including telecopies and in PDF format) and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that (i) at the time of offer, issuance and sale of any Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, (ii) the Board of Directors or a duly authorized committee of the Board of Directors has taken all action necessary to set the price to the public of the Shares in accordance with the Company’s certificate of incorporation and bylaws and applicable Delaware law and any applicable resolutions of the Board of Directors relating thereto, and (iii) at the time of issuance of any Shares, sufficient shares of Common Stock will have been duly authorized pursuant to the Company’s certificate of incorporation.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware in effect on the date hereof and we express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold against payment therefor in accordance with any applicable underwriting agreement and the applicable action of the Board of Directors or a duly authorized committee of the Board of Directors, and as contemplated by the Registration Statement and any Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus and any prospectus supplements relating thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/S/ Gross Hartman LLC

Gross Hartman LLC